UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:

(Date of earliest event reported)

November 21, 2017

____________________________

Research Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-53501 (Commission File Number)		11-3797644 (IRS Employer Identification No.)
15821 Ventura Boulevard, Suite 165 Encino, CA 91436 (Address of Principal Executive Offices and zip code)

(310) 477-0354

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on November 21, 2017. At the annual meeting, there were 24,134,992 shares of the Registrant’s common stock entitled to vote, and 23,241,706 (96.3%) were represented at the annual meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s stockholders for action at the annual meeting:

1. Proposal to elect five members of the Registrant’s Board of Directors.

Director	For	Withheld
John Regazzi	19,197,198	46,010
Chad J. Cooper	19,197,198	46,010
Peter Victor Derycz	19,197,198	46,010
Merrill McPeak	19,197,198	46,010
Janice Peterson	19,197,198	46,010

 2. Proposal to ratify the appointment of Weinberg & Company, P.A. as the Registrant’s independent accountants for the year ending June 30, 2018.

For	Against	Abstain
23,026,592	240,114	0

3. Proposal to adopt the Research Solutions, Inc. 2017 Omnibus Incentive Plan authorizing the issuance of up to 1,874,513 shares of common stock pursuant to awards granted thereunder.

For	Against	Abstain	Broker Non-Votes
19,150,846	84,939	7,432	4,023,498

4. Proposal to hold a non-binding advisory vote approving the following resolution endorsing the Registrant’s executive compensation: “RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company’s proxy statement for the Annual Meeting.”

For	Against	Abstain	Broker Non-Votes
18,774,314	227,016	241,878	4,023,498

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH SOLUTIONS, INC.

Date: November 22, 2017	By: /s/ Alan Urban
Alan Urban
Chief Financial Officer

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